Exhibit 10.23

*LEASE AMENDING AGREEMENT*

THIS AGREEMENT made the 9th day of February, 2004

BETWEEN:

**RT ELEVENTH PENSION PROPERTIES LIMITED**

(the "Landlord")

- and -

**DELEX THERAPEUTICS INC.**

(the "Tenant")

**RECITALS:**

A. By a lease dated the 29th day of January, 2002 (the "Lease"), and made between the Landlord and the Tenant, the Landlord leased to the Tenant certain premises (the "Premises"), consisting of a Rentable Area of approximately 7,200 square feet, as shown outlined on the plan attached to the Lease as Schedule "A", designated as Unit 62, in the building municipally known as 6535 Millcreek Drive, Mississauga, Ontario (the "Building"), for a term of two (2) years (the "Term") commencing on March 1, 2002 and ending on February 29, 2004;

B. The Landlord and the Tenant have agreed to extend the Term of the Lease for a period of six (6) months (the "Extended Term"), commencing March 1, 2004 (the "Effective Date") and ending August 31, 2004, under the terms and conditions hereinafter set forth; and

C. The parties wish to make certain amendments to the Lease in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1. Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, all capitalized words used in this Agreement shall have the meaning given such words in the Lease.

2. Amendment of Lease

From and after the Effective Date, the Lease shall be deemed to be amended as follows and such amendments shall only have effect as of and from the Effective Date:

(a) The Term of the existing Lease shall extend for a period of six (6) months, commencing on the Effective Date and expiring on August 31, 2004.

(b) Throughout the Extended Term, the Tenant will pay to the Landlord, without demand, Basic Rent in the amount of Forty-Five Thousand Dollars ($45,000.00) per annum, payable in equal monthly instalments in the amount of Three Thousand, Seven Hundred and Fifty Dollars ($3,750.00) based on an annual rate of Six Dollars and Twenty-Five Cents ($6.25) per square foot of Rentable Area of the Premises.

The Rentable Area includes a Proportionate Share of common areas. The Rentable Area will be confirmed on final measurement of the Premises in accordance with the BOMA ANSI Z65.1 1996 measurement standard.

(c) During the Extended Term, in addition to Basic Rent, the Tenant shall continue to pay to the Landlord Additional Rent for the Premises in accordance with the provisions of the Lease, including its Proportionate Share of Operating Costs including a management fee, realty taxes and Utilities (as such terms are defined in the Lease).

(d) At the expiry of the Extended Term, the Tenant shall have the option to remain in the Premises up to and including February 28, 2005 (the "Monthly Tenancy") upon the same terms and conditions as contained in the Lease and at the same monthly Basic Rent that

was paid during the Extended Term. Should the Tenant wish to terminate the Monthly Tenancy at any time, it may do so by providing the Landlord with not less than ninety (90) days' written notice of its intent to terminate the Monthly Tenancy. The Landlord shall not have the option to terminate the Monthly Tenancy unless the Tenant is in default of the terms of the Lease as amended by this Agreement.

(e) The Tenant shall pay to the Landlord a fee of Three Thousand Seven Hundred and Fifty Dollars ($3,750.00) plus GST on the Effective Date (the "Fee"). The Fee shall not be creditable against any other payments to be made under the Lease as amended by this Agreement.

(f) The Premises will be provided in an "as is" condition and the Landlord will not be required to perform any Landlord's work or improvements to the Premises.

(g) All Notices shall be in writing and shall be either delivered or posted by registered prepaid mail to (a) in the case of the Tenant, at the Premises and (b) in the case of the Landlord, c/o Redcliff Realty Management Inc., Suite 1200, 40 University Avenue, Toronto, Ontario M5J 1T1

3. General Contract Provisions

(a) Recitals - Each of the parties represents and warrants to each of the others that the recitals set out above are true and correct in substance and fact, as each such recital relates to each party, and are incorporated as an integral part of this Agreement.

(b) Entire Agreement - This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties or other agreements, whether oral or written, between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding on the parties unless same is in writing and signed by all of the parties.

(c) Applicable Law - This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

(d) Invalidity - If any provision of this Agreement or any part of any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision or part shall not affect the validity, legality or enforceability of any other provision of this Agreement or the balance of any provision of this Agreement absent such part and such invalid, illegal or unenforceable provision or part shall be deemed to be severed from this Agreement and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision or part had never been inserted in this Agreement.

(e) Further Assurances - The parties shall with reasonable diligence do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement. Each party shall provide and execute such further documents or instruments as may be reasonably required by any other party, exercise its influence and do and perform or cause to be done or performed such further and other acts as may be reasonably necessary or desirable to effect the purpose of and to carry out the provisions of this Agreement.

(f) Counterparts and Execution by Fax - This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single agreement among the parties. In addition, execution of this Agreement by any of the parties may be evidenced by way of a faxed transmission of such party's signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Agreement.

(g) Binding Effect - This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out on the first page of this Agreement.

**RT ELEVENTH PENSION PROPERTIES LIMITED**
(Landlord)

Per: ______________________
Name: Julian P. Aziz
Title: Authorized Signing Officer

Per: ______________________
Name: TRISH WARDROP
Title: AUTHORIZED SIGNING OFFICER

I/We have authority to bind the Corporation

**DELEX THERAPEUTICS INC.**
(Tenant)

Per: ______________________
Name: DIANA H. PLIURA
Title: PRESIDENT + CEO

Per: ______________________
Name: J.R. HALL
Title: DIRECTOR

I/We have authority to bind the Corporation